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                                                        Exhibit 99.B(d)(1)(D)(i)

[ING FUNDS LOGO]

                                                                         FORM OF


November 30, 2005


Ms. Alyce Shaw
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380


Dear Ms. Shaw:

     Pursuant to the Investment Management Agreement dated April 29, 2005 between ING Investors Trust and Directed Services, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING FMR(SM) Small Cap Equity Portfolio, effective May 1, 2006 and ING Wells Fargo Small Cap Disciplined Portfolio, effective November 30, 2005 (the "Portfolios").

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the new Portfolios to the AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fees indicated for the Portfolios, is attached hereto.

     Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolios by signing below.


                                                Very sincerely,


                                                Robert S. Naka
                                                Senior Vice President
                                                ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.

By:
      ---------------------------------
Name:
      ---------------------------------
Title:                , Duly Authorized
      ---------------------------------

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000          ING Investors Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

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                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST

                                       AND

                             DIRECTED SERVICES, INC.

SERIES                                                  ANNUAL INVESTMENT MANAEEMENT FEE
------                                           ---------------------------------------------
                                                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING FMR(SM) Earnings Growth Portfolio                      0.590% on first $500 million;
                                                         0.570% on next $250 million; and
                                                        0.520% on assets over $750 million

ING FMR(SM) Small Cap Equity Portfolio                                0.750%

ING JPMorgan Value Opportunities Portfolio                 0.400% on first $21 billion;
                                                          0.390% on next $5 billion; and
                                                         0.380% on assets over $26 billion

ING Marsico International Opportunities                  0.540% on first $21 billion; and
Portfolio                                                0.530% on assets over $21 billion

ING MFS Utilities Portfolio                                 0.600% on first $1 billion;
                                                           0.550% on next $500 million;
                                                            0.500$ on next $5 billion;
                                                            0.470% on next $5 billion;
                                                            0.450% on next $5 billion;
                                                          0.440% on next $5 billion; and
                                                       0.430% on assets over $21 .5 billion

ING Wells Fargo Small Cap Disciplined                      0.77% on first $500 million;
Portfolio                                                   0.70% on next $500 million;
                                                            0.65% on next $500 million;
                                                           0.60% on next $5 billion; and
                                                         0.53% on assets over $6.5 billion

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